Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-41323 on Form S-8 of our reports dated June 13, 2007, relating to the financial statements and financial statement schedule of Hawkins, Inc., and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Hawkins, Inc. for the year ended April 1, 2007.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

June 13, 2007